Exhibit 99.1

Zebra Technologies Corporation
3 Overlook Point Lincolnshire, IL 60069 USA +1 847 634 6700 www.zebra.com
Zebra Technologies Announces First-Quarter 2023 Results

First-Quarter Financial Highlights
•Net sales of $1,405 million; year-over-year decrease of 1.9%
•Net income of $150 million and net income per diluted share of $2.90
•Non-GAAP diluted EPS decreased 1.7% year-over-year to $3.94
•Adjusted EBITDA increased 5.6% year-over-year to $301 million

Lincolnshire, Ill., May 2, 2023 — Zebra Technologies Corporation (NASDAQ: ZBRA), an innovator at the edge of the enterprise with solutions and partners that enable businesses to gain a performance edge, today announced results for the first quarter ended April 1, 2023.

“Our team executed well in a challenging environment, delivering first quarter sales and earnings results above the midpoint of our outlook," said Bill Burns, Chief Executive Officer of Zebra Technologies.

"Our revised full year outlook reflects tighter enterprise customer capex and project deferrals in this uncertain macroeconomic environment and moderating demand through distribution. We are mitigating the impact of softer sales with focused go-to-market initiatives and incremental cost actions. While customer spend is pressured near term, we are well positioned to benefit from secular trends to digitize and automate workflows across our served markets."

$ in millions, except per share amounts	1Q23	1Q22	Change
Select reported measures:
Net sales	$1,405	$1,432	(1.9%)
Gross profit	667	637	4.7%
Gross margin	47.5%	44.5%	300 bps
Net income	150	205	(26.8%)
Net income margin	10.7%	14.3%	(360) bps
Net income per diluted share	$2.90	$3.83	(24.3%)

Select Non-GAAP measures:
Adjusted net sales	$1,405	$1,432	(1.9%)
Organic net sales growth			(0.3%)
Adjusted gross profit	668	638	4.7%
Adjusted gross margin	47.5%	44.6%	290 bps
Adjusted EBITDA	301	285	5.6%
Adjusted EBITDA margin	21.4%	19.9%	150 bps
Non-GAAP net income	$204	$214	(4.7%)
Non-GAAP diluted earnings per share	$3.94	$4.01	(1.7%)

Net sales were $1,405 million in the first quarter of 2023 compared to $1,432 million in the prior year. Net sales in the Enterprise Visibility & Mobility ("EVM") segment were $914 million in the first quarter of 2023 compared with $1,038 million in the prior year. Asset Intelligence & Tracking ("AIT") segment net sales were $491 million in the first quarter of 2023 compared to $394 million in the prior year. Consolidated organic net sales for the first quarter decreased 0.3% year-over-year, with an 11.2% decrease in the EVM segment and 28.4% increase in the AIT segment.

First quarter 2023 gross profit was $667 million compared to $637 million in the prior year. Gross margin increased to 47.5% for the first quarter of 2023 compared to 44.5% in the prior year. The increase was primarily due to lower premium supply chain costs, partially offset by unfavorable foreign currency changes. Adjusted gross margin was 47.5% in the first quarter of 2023 compared to 44.6% in the prior year.

Operating expenses increased in the first quarter of 2023 to $442 million from $425 million in the prior year, primarily due to expenses associated with restructuring activities and recently acquired businesses, partially offset by lower intangible amortization expense. Adjusted operating expenses increased in the first quarter of 2023 to $384 million from $372 million in the prior year.

Net income for the first quarter of 2023 was $150 million, or $2.90 income per diluted share, compared to net income of $205 million, or $3.83 per diluted share, for the prior year. Non-GAAP net income for the first quarter of 2023 decreased to $204 million, or $3.94 per diluted share, compared to $214 million, or $4.01 per diluted share, for the prior year.

Adjusted EBITDA for the first quarter of 2023 increased to $301 million, or 21.4% of adjusted net sales, compared to $285 million, or 19.9% of adjusted net sales for the prior year primarily due to higher gross profit.

Balance Sheet and Cash Flow
As of April 1, 2023, the Company had cash and cash equivalents of $85 million and total debt of $2,103 million.

For the first three months of 2023, net cash used in operating activities was $76 million and the Company made capital expenditures of $16 million, resulting in negative free cash flow of $92 million. The Company made share repurchases under its existing authorization of $15 million, and had net debt borrowings of $72 million.

Outlook
Second Quarter 2023
The Company expects second quarter 2023 net sales to decrease between 9% and 11% compared to the prior year. This expectation includes an approximately 2 percentage point negative impact from foreign currency translation and an approximately 1 percentage point additive impact from acquisitions.

Adjusted EBITDA margin for the second quarter of 2023 is expected to be approximately 20%. Non-GAAP diluted earnings per share are expected to be in the range of $3.20 to $3.40. This assumes an adjusted effective tax rate of approximately 19% reflecting the United Kingdom's corporate tax rate increase.

Full Year 2023
The Company expects net sales to decrease between 2% and 6% compared to 2022. This expectation includes an approximately 1 point negative impact from foreign currency translation and a 50 basis point additive impact from acquisitions.

Adjusted EBITDA margin is expected to be approximately 22%, which includes approximately $40 million of premium supply chain expense.

Free cash flow is expected to be between $450-$550 million reflecting lower profitability and elevated inventory, higher cash taxes and is inclusive of the anticipated $180 million of previously announced settlement payments.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of the most directly comparable forward-looking GAAP financial measure as discussed under the "Forward-Looking

Statements" caption below. This would include items that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Conference Call Notification
Investors are invited to listen to a live webcast of Zebra’s conference call regarding the Company’s financial results. The conference call will be held today at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To view the webcast, visit the investor relations section of the Company’s website at investors.zebra.com.

About Zebra
Zebra (NASDAQ: ZBRA) helps organizations monitor, anticipate, and accelerate workflows by empowering their frontline and ensuring that everyone and everything is visible, connected and fully optimized. Our award-winning portfolio spans software to innovations in robotics, machine vision, automation and digital decisioning, all backed by a +50-year legacy in scanning, track-and-trace and mobile computing solutions. With an ecosystem of 10,000 partners across more than 100 countries, Zebra's customers include over 80% of the Fortune 500. Newsweek recently recognized Zebra as one of America's Most Loved Workplaces and Greatest Workplaces for Diversity, and we are on Fast Company's list of the Best Workplaces for Innovators. Learn more at www.zebra.com or sign up for news alerts. Follow Zebra’s Your Edge blog, LinkedIn, Twitter and Facebook, and check out our Story Hub: Zebra Perspectives.

Forward-Looking Statements
This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s offerings and competitors' offerings and the potential effects of emerging technologies and changes in customer requirements. The effect of global market conditions, and the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, natural disasters, man-made disasters, public health issues (including pandemics), and cybersecurity incidents may have negative effects on our business and results of operations. Our ability to purchase sufficient materials, parts, and components, as well as our ability to provide services, software and products to meet customer demand could negatively impact our results of operations and customer relationships. Profits and profitability may be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions may also have an impact on results. Foreign exchange rates, customs duties and trade policies may have an effect on financial results because of the large percentage of our international sales. The impacts of changes in foreign and domestic governmental policies, regulations, or laws, as well as the outcome of litigation or tax matters in which Zebra may be involved are other factors. The success of integrating acquisitions could also affect profitability, reported results and the company’s competitive position in its industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the company’s most recent Form 10-K and Form 10-Q.

Use of Non-GAAP Financial Information
This press release contains certain Non-GAAP financial measures, consisting of “adjusted net sales,” “adjusted gross profit,” “adjusted gross margin,” “EBITDA,” “Adjusted EBITDA,” “Adjusted EBITDA margin,” “Adjusted EBITDA % of adjusted net sales,” “Non-GAAP net income,” “Non-GAAP diluted earnings per share,” “free cash flow,” “organic net sales,” “organic net sales growth,” and “adjusted operating expenses.” Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables and accompanying disclosures at the end of this press release for more detailed information regarding non-GAAP financial measures herein, including the items reflected in adjusted net earnings calculations. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information under “Outlook” above) where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share, the most directly comparable forward-looking GAAP financial measure. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

As a global company, Zebra's operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which the company transacts change in value over time compared to the U.S. dollar; accordingly, the company presents certain organic growth financial information, which includes impacts of foreign currency translation, to provide a framework to assess how the company’s businesses performed excluding the impact of foreign currency exchange rate fluctuations. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating current period results at the currency exchange rates used in the comparable period in the prior year, rather than the exchange rates in effect during the current period. In addition, the company excludes the impact of its foreign currency hedging program in the prior year periods. The company believes these measures should be considered a supplement to and not in lieu of the company’s performance measures calculated in accordance with GAAP.

Contacts

Investors	Media
Michael Steele, CFA, IRC	Therese Van Ryne
Vice President, Investor Relations	Senior Director, External Communications
Phone: + 1 847 518 6432	Phone: + 1 847 370 2317
InvestorRelations@zebra.com	therese.vanryne@zebra.com

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	April 1, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$85	$105
Accounts receivable, net of allowances for doubtful accounts of $1 million each as of April 1, 2023 and December 31, 2022	736	768
Inventories, net	835	860
Income tax receivable	22	26
Prepaid expenses and other current assets	140	124
Total Current assets	1,818	1,883
Property, plant and equipment, net	280	278
Right-of-use lease assets	172	156
Goodwill	3,895	3,899
Other intangibles, net	604	630
Deferred income taxes	432	407
Other long-term assets	273	276
Total Assets	$7,474	$7,529
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$215	$214
Accounts payable	602	811
Accrued liabilities	671	744
Deferred revenue	447	425
Income taxes payable	139	138
Total Current liabilities	2,074	2,332
Long-term debt	1,880	1,809
Long-term lease liabilities	157	139
Deferred income taxes	75	75
Long-term deferred revenue	333	333
Other long-term liabilities	64	108
Total Liabilities	4,583	4,796
Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 10,000,000 shares; none issued	—	—
Class A common stock, $.01 par value; authorized 150,000,000 shares; issued 72,151,857 shares	1	1
Additional paid-in capital	584	561
Treasury stock at cost, 20,726,888 and 20,700,357 shares as of April 1, 2023 and December 31, 2022, respectively	(1,814)	(1,799)
Retained earnings	4,186	4,036
Accumulated other comprehensive loss	(66)	(66)
Total Stockholders’ Equity	2,891	2,733
Total Liabilities and Stockholders’ Equity	$7,474	$7,529

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	April 1, 2023	April 2, 2022
Net sales:
Tangible products	$1,170	$1,207
Services and software	235	225
Total Net sales	1,405	1,432
Cost of sales:
Tangible products	618	681
Services and software	120	114
Total Cost of sales	738	795
Gross profit	667	637
Operating expenses:
Selling and marketing	161	152
Research and development	146	137
General and administrative	99	99
Amortization of intangible assets	26	33
Acquisition and integration costs	—	4
Exit and restructuring costs	10	—
Total Operating expenses	442	425
Operating income	225	212
Other income (loss), net:
Foreign exchange gain	1	8
Interest (expense) income, net	(37)	30
Other (expense), net	(4)	—
Total Other (expense) income, net	(40)	38
Income before income tax	185	250
Income tax expense	35	45
Net income	$150	$205
Basic earnings per share	$2.92	$3.86
Diluted earnings per share	$2.90	$3.83

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	April 1, 2023	April 2, 2022
Cash flows from operating activities:
Net income	$150	$205
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44	52
Share-based compensation	18	17
Deferred income taxes	(20)	(37)
Unrealized loss (gain) on forward interest rate swaps	13	(38)
Other, net	2	(1)
Changes in operating assets and liabilities:
Accounts receivable, net	33	(56)
Inventories, net	26	22
Other assets	(27)	(19)
Accounts payable	(212)	(14)
Accrued liabilities	(82)	(143)
Deferred revenue	22	18
Income taxes	5	51
Settlement liability	(45)	—
Other operating activities	(3)	(3)
Net cash (used in) provided by operating activities	(76)	54
Cash flows from investing activities:
Purchases of property, plant and equipment	(16)	(14)
Purchases of long-term investments	(1)	(5)
Net cash used in investing activities	(17)	(19)
Cash flows from financing activities:
Payments of long-term debt	(119)	(25)
Proceeds from issuance of long-term debt	191	130
Payments for repurchases of common stock	(15)	(305)
Net proceeds related to share-based compensation plans	5	5
Change in unremitted cash collections from servicing factored receivables	8	(25)
Net cash provided by (used in) financing activities	70	(220)
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	(1)	(2)
Net decrease in cash and cash equivalents, including restricted cash	(24)	(187)
Cash and cash equivalents, including restricted cash, at beginning of period	117	344
Cash and cash equivalents, including restricted cash, at end of period	$93	$157
Less restricted cash, included in Prepaid expenses and other current assets	(8)	(16)
Cash and cash equivalents at end of period	$85	$141
Supplemental disclosures of cash flow information:
Income taxes paid	$54	$29
Interest paid	$24	$8

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ORGANIC NET SALES GROWTH
(Unaudited)

	Three Months Ended
	April 1, 2023
	AIT	EVM	Consolidated
Reported GAAP Consolidated Net sales growth	24.6%	(11.9)%	(1.9)%
Adjustments:
Impact of foreign currency translations (1)	3.8%	2.7%	3.1%
Impact of acquisitions (2)	—%	(2.0)%	(1.5)%
Consolidated Organic Net sales growth	28.4%	(11.2)%	(0.3)%

(1)Operating results reported in U.S. Dollars are affected by foreign currency exchange rate fluctuations. Foreign currency translation impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. Dollar. This impact is calculated by translating the current period results at the currency exchange rates used in the comparable prior year period, inclusive of the Company’s foreign currency hedging program.

(2)    For purposes of computing Organic Net sales growth, amounts directly attributable to business acquisitions are excluded for twelve months following their respective acquisitions.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGIN
(In millions)
(Unaudited)

	Three Months Ended
	April 1, 2023			April 2, 2022
	AIT	EVM	Consolidated	AIT	EVM	Consolidated
GAAP
Reported Net sales	$491	$914	$1,405	$394	$1,038	$1,432
Reported Gross profit	242	425	667	154	483	637
Gross Margin	49.3%	46.5%	47.5%	39.1%	46.5%	44.5%

Non-GAAP
Adjusted Net sales	$491	$914	$1,405	$394	$1,038	$1,432
Adjusted Gross profit (1)	242	426	668	154	484	638
Adjusted Gross Margin	49.3%	46.6%	47.5%	39.1%	46.6%	44.6%

(1)Adjusted Gross profit excludes share-based compensation expense.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In millions, except share data)
(Unaudited)

	Three Months Ended
	April 1, 2023	April 2, 2022
GAAP Net income	$150	$205
Adjustments to Cost of sales(1)
Share-based compensation	1	1
Total adjustments to Cost of sales	1	1
Adjustments to Operating expenses(1)
Amortization of intangible assets	26	33
Acquisition and integration costs	—	4
Share-based compensation	22	16
Exit and restructuring costs	10	—
Total adjustments to Operating expenses	58	53
Adjustments to Other income (expense), net(1)
Amortization of debt issuance costs and discounts	1	—
Investment loss	1	—
Foreign exchange (gain)	(1)	(8)
Forward interest rate swap loss / (gain)	7	(34)
Total adjustments to Other income (expense), net	8	(42)
Income tax effect of adjustments(2)
Reported income tax expense	35	45
Adjusted income tax expense	(48)	(48)
Total adjustments to income tax	(13)	(3)
Total adjustments	54	9
Non-GAAP Net income	$204	$214

GAAP earnings per share
Basic	$2.92	$3.86
Diluted	$2.90	$3.83
Non-GAAP earnings per share
Basic	$3.97	$4.04
Diluted	$3.94	$4.01

Basic weighted average shares outstanding	51,420,536	53,021,423
Diluted weighted average and equivalent shares outstanding	51,748,069	53,446,740
(1)Presented on a pre-tax basis.
(2)Represents adjustments to GAAP income tax expense commensurate with pre-tax non-GAAP adjustments (including the resulting impacts to U.S. BEAT/GILTI provisions), as well as adjustments to exclude the impacts of certain discrete income tax items and incorporate the anticipated annualized effects of current year tax planning.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATION TO EBITDA
(In millions)
(Unaudited)

	Three Months Ended
	April 1, 2023	April 2, 2022
GAAP Net income	$150	$205
Add back:
Depreciation (excluding exit and restructuring)	17	19
Amortization of intangible assets	26	33
Total Other expense (income), net	40	(38)
Income tax expense	35	45
EBITDA (Non-GAAP)	268	264

Adjustments to Cost of sales
Share-based compensation	1	1
Total adjustments to Cost of sales	1	1
Adjustments to Operating expenses
Acquisition and integration costs	—	4
Share-based compensation	22	16
Exit and restructuring costs	10	—
Total adjustments to Operating expenses	32	20
Total adjustments to EBITDA	33	21
Adjusted EBITDA (Non-GAAP)	$301	$285

Adjusted EBITDA % of Adjusted Net Sales (Non-GAAP)	21.4%	19.9%

FREE CASH FLOW

	Three Months Ended
	April 1, 2023	April 2, 2022
Net cash (used in) provided by operating activities	$(76)	$54
Less: Purchases of property, plant and equipment	(16)	(14)
Free cash flow (Non-GAAP)(1)	$(92)	$40
(1) Free cash flow, a non-GAAP measure, is defined as Net cash provided by (used in) operating activities in a period minus purchases of property, plant and equipment (capital expenditures) made in that period. This measure does not represent residual cash flows available for discretionary expenditures as the measure does not deduct the payments required for debt service and other contractual obligations or payments for future business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statements of cash flows.